UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014 (January 9, 2014)

KAR Auction Services, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard Carmel, Indiana	46032
(Address of principal executive offices)	(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2014, KAR Auction Services, Inc. (the “Company”) issued a press release announcing that Tom O’Brien, Chief Executive Officer of Insurance Auto Auctions, Inc. (“IAA”) and a director of the Company’s Board of Directors, will step down as CEO of IAA effective April 30, 2014. Mr. O’Brien will remain a member of the Company’s Board of Directors until the Company’s next annual meeting of stockholders to be held in June 2014, at which time he will retire from the Board of Directors. John Kett, currently President and Chief Financial Officer of IAA, will assume the role of Chief Executive Officer and President of IAA on May 1, 2014.

Mr. Kett, age 50, has been involved with IAA in various roles for the last 12 years. Mr. Kett has joined IAA in 2001 as Senior Vice President of Planning and Business Development, becoming Chief Financial Officer in 2007 and assuming the role of President in 2011.  Prior to joining IAA, Mr. Kett served in a variety of senior financial and operational roles for Central Steel and Wire Co., Safelite Glass Corporation (formerly Vistar, Inc.), Newark Electronics and Deloitte LLP.

The press release issued by the Company on January 9, 2014 announcing the foregoing events is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Exhibit Description
99.1	Press Release, dated January 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KAR Auction Services, Inc.

Date: January 10, 2014
/s/ Rebecca C. Polak
	By:	Rebecca C. Polak
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated January 9, 2014